Exhibit 10.43

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

COMVERGE, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$«Amount»	July 23, 2007

FOR VALUE RECEIVED, Comverge, Inc., a Delaware corporation (the “Company”), promises to pay to «Holders_Name» (the “Holder”), or its registered assigns, the principal amount of $«Amount», or such lesser amount as shall equal the outstanding principal amount hereof, together with interest on the unpaid balance hereof from time to time outstanding at the rate of 5.5% per annum (calculated on the basis of 365 days and paid for the actual number of days elapsed) (the “Interest Rate”) compounded and paid on a quarterly basis. Principal and any accrued but unpaid interest shall be paid in full on April 1, 2009 (the “Maturity Date”). All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on the Maturity Date, unless payment is accelerated pursuant to Section 7 (such earlier date is hereinafter referred to as “Maturity”). The Holder acknowledges that this Subordinated Convertible Promissory Note (this “Note”) is one in a series of notes (the “Acquisition Notes”) issued by the Company on the date first set forth above in connection with that certain Agreement and Plan of Merger dated June 27, 2007 (the “Merger Agreement”), by and among the Company, Comverge Eagle, Inc., a Delaware corporation, Enerwise Global Technologies, Inc., a Delaware corporation, and the Stockholder Representative, as defined therein.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees:

1. Certain Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Acquisition Notes” has the meaning set forth in the preamble to this Note.

(b) “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the Commonwealth of Pennsylvania or the State of New Jersey are authorized to be closed.

(c) “Change of Control” means any (i) the acquisition of the Company by another entity (or group of affiliated entities or entities operating as a group) by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity and in substantially the same proportion or (ii) a sale, lease or other conveyance or disposition of all or substantially all of the assets of the Company, including a sale of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

(d) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(e) “Company” has the meaning set forth in the preamble to this Note.

(f) “Conversion Date” has the meaning set forth in Section 4(a) hereof.

(g) “Event of Default” shall have the meaning set forth in Section 5 hereof.

(h) “Holder” has the meaning set forth in the preamble to this Note.

(i) “Interest Rate” has the meaning set forth in the preamble to this Note.

(j) “Majority Holders” means Holders holding a majority of the then-outstanding aggregate principal amount of the Acquisition Notes.

(k) “Maturity” has the meaning set forth in the preamble to this Note.

(l) “Maturity Date” has the meaning set forth in the preamble to this Note.

(m) “Merger Agreement” has the meaning set forth in the preamble of this Note.

(n) “Note Conversion Price” means $[125% of the average closing price of the Common Stock for the 20 trading days immediately prior to the signing of Project Eagle] per share of Common Stock, subject to adjustment as set forth in Section 4(d).

(o) “Obligations” means any and all obligations of the Company to the Holder pursuant to the terms of this Note, including without limitation, the principal, interest and any other amounts due and payable under this Note.

2. Interest. Accrued and unpaid interest on this Note shall be payable quarterly commencing on August 1, 2007, with subsequent interest payments being payable on each of the subsequent October 1st, January 1st, April 1st and August 1st thereafter until Maturity; provided, however, if the date of such interest payment does not fall on a Business Day, then such interest payment shall be made on the next Business Day thereafter. Upon the occurrence of an Event of Default, and until such time as the Event of Default has been cured, the rate of interest accruing on the unpaid principal balance and all other amounts due and payable under this Note shall be 10% per annum (calculated on the basis of 365 days and paid for the actual number of days elapsed). Overdue amounts payable under this Note will be payable upon demand.

3. Prepayment. The Note may not be prepaid in whole or in part, without the prior written consent of the Holder of this Note, and in no event shall any prepayment be made with respect to any other Acquisition Note unless and until the Company shall have offered to prepay a like proportion of this Note.

4. Conversion.

(a) Generally. Beginning on July 23, 2008, and prior to the repayment of this Note, all, but not less than all, of the then-outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note may be converted, at the Option of the Holder, into that number of shares, subject to Section 4(d), of Common Stock equal to the quotient of (i) the amount of the then-unpaid principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note to be converted divided by (ii) the Note Conversion Price.

(b) Partial Conversion. In addition to the conversion right set forth in Section 4(a), one time after July 23, 2008, and prior to repayment of this Note, the Holder shall be entitled to convert a portion of the then-outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note into that number of shares, subject to Section 4(d), of Common Stock equal to the quotient of (i) the amount of then-unpaid principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note to be converted divided by (ii) the Note Conversion Price.

(c) Conversion Procedure. If this Note is converted pursuant to Section 4(a), the Holder shall give written notice to the Company notifying the Company of its election to convert this Note and specifying the aggregate amount of the unpaid principal amount of this Note and any accrued but unpaid interest and any other amounts payable under this Note that the Holder elects to convert. Before the Holder shall be entitled to convert this Note, the Holder shall surrender this Note at the Company’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Company (without the requirement of a bond) or, in the case of mutilation, the Holder shall surrender and cancel this Note. The Company shall, as soon as practicable thereafter, issue and deliver to such Holder at the address indicated in the Holders notice of its election to convert this Note a certificate or certificates for the number of shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the

Company). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note or the delivery of an indemnity agreement. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. If a portion of the outstanding principal amount of this Note is converted pursuant to Section 4(b), a new Note shall promptly be delivered to the Holder for the unconverted balance of the principal amount of this Note and shall be like tenor as to all of the terms of the Note surrendered.

(d) Fractional Shares; Interest; Nonassessable; Effect of Conversion. Any fractional shares to be issued upon conversion of this Note shall be rounded down to the nearest whole share, and the Company shall pay to the Holder the amount of such fractional share multiplied by the average of the high and low reported sales price per share of the Common Stock as of the last trading day prior to the surrender of this Note or the delivery of an indemnity agreement, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company’s board of directors. The Company covenants that the shares of Common Stock issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Upon conversion of this Note in full and the payment of the amount of any Obligations, the Company shall be forever released from all its obligations and liabilities under this Note.

(e) Adjustment of Note Conversion Price.

(i) Subdivision, Stock Dividends, Combinations and the Like. In case the Company shall at any time subdivide, combine or consummate a similar transaction with respect to the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock, the Note Conversion Price in effect immediately prior to such subdivision, issuance of such dividend, combination or other transaction shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Note Conversion Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(ii) Reclassification, Exchange, Substitution, Other Distribution. Upon any reclassification, exchange, substitution or other similar event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Note or upon the payment of a dividend or other distribution in securities (other than shares of Common Stock), cash or property, the Holder shall be entitled to receive, upon conversion of this Note, the number and kind of securities and property that Holder would have received if this Note had been converted immediately before the record date for such reclassification, exchange, substitution, or other similar event or immediately prior to the record date for such dividend or other distribution in addition to the number of shares of Common Stock issuable hereunder. The Company or its successor shall promptly issue to Holder a new note for such new securities or other property. The new note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(d) including, without limitation, adjustments to the Note Conversion Price and to the number of securities or property issuable upon conversion of the new note. The provisions of this Section 4(d)(ii) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends or other distributions.

(iii) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4(d)(i) or 4(d)(ii) of this Note) (collectively, a “Reorganization”), then, following such Reorganization, the Holder shall receive upon conversion hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Reorganization if such conversion had taken place immediately prior to such Reorganization. Notwithstanding the foregoing sentence, if (x) there shall occur any Reorganization in which the Common Stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of such Reorganization, (i) the Holder shall have the right thereafter to receive upon the conversion hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock into which this Note is convertible immediately prior to such Reorganization by (B) a fraction, the numerator of which is the fair market value per share of Common Stock as of the effective date of such Reorganization, and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Company’s board of directors, and (ii) the note conversion price per share of common stock of the acquiring or surviving company shall be the Note Conversion Price divided by the fraction referred to in clause (B) above. In any such case, appropriate adjustment (as determined in good faith by the Company’s board of directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in Section 4(d) of this Note (including provisions with respect to changes in and other adjustments of the Note Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Note.

(iv) Certificate of Adjustment. In each case of an adjustment or readjustment of the Note Conversion Price, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Note Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(v) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Note and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Note against impairment.

(vi) Notices of Record Date, etc. In the event: (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Note) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the conversion of this Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

(f) Reservation of Stock Issuable on Conversion. The Company will at all times reserve and keep available, solely for issuance and delivery on the conversion of this Note, such number of shares of Common Stock as shall be sufficient to effect the conversion of this Note.

5. Events of Default. The Company shall be in default under this Note upon the occurrence of any condition or event set forth below (each, an “Event of Default”):

(a) the Company’s failure to pay (A) when due any Obligation on the due date hereunder or (B) any other payment required under the terms of this Note on the date due, and such default shall continue unremedied for a period of 15 days following receipt of written notice signed by the Holder of such failure to pay;

(b) the Company breaches, in any material respect, (i) the terms of this Note or (ii) representations and warranties set forth in Article III of the Merger Agreement, and such default shall continue unremedied for a period of 15 days following receipt of written notice signed by the Holder of such breach;

(c) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts as they mature, (C) make a general assignment for the benefit of its or any of its creditors, (D) be dissolved or liquidated, (E) become insolvent (as such term may be defined or interpreted under any applicable statute), (F) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (G) take any action for the purpose of effecting any of the foregoing; or

(d) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

6. Subordination. By accepting this Note, the Holder agrees that all payments on account of the indebtedness, liabilities and other obligations of the Company to the Holder under this Note, including, without limitation, all amounts of principal, interest accrued hereon, and all other amounts payable by the Company to the Holder under this Note or in connection herewith, shall be subordinated and subject in right of payment to the prior payment in full in cash or cash equivalents of indebtedness of the Company under the Company’s senior credit agreement, senior line of credit or other indebtedness for money borrowed, whether currently in existence or new indebtedness incurred after the date of this Note, which indebtedness is intended to be senior to other indebtedness and liabilities of the Company, provided, however, that notwithstanding anything herein to the contrary, the Company shall be permitted to pay, and the Holder shall be permitted to receive and retain, regularly scheduled payments of principal or interest hereunder which payments are made prior to receipt by the Company of a written notice of an event of default under its senior indebtedness which is continuing at the time of payment. The Company shall provide a copy of any such notice of an event of default to the Stockholders’ Representatives within 5 days of receipt. All amounts of principal, interest accrued hereon, and all other amounts payable by the Company to the Holder under this Note or in connection herewith shall be senior to the indebtedness, liabilities, and other obligations of the Company to its general creditors.

7. Acceleration.

(a) Upon the occurrence of any Event of Default described in Sections 5(c) or (d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b) Upon (i) the occurrence of any Event of Default described in Sections 5(a) or (b) or (ii) within the 60 day period following the closing of a public offering by the Company of shares of its Common Stock in which the gross proceeds to the Company are at least $30,000,000 (a “Qualified Offering”), or (iii) a Change of Control, the Holder may, by written notice to the Company, declare the entire outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Merger Agreement to the contrary notwithstanding. The Company shall provide notice to the Holder of the occurrence of a Qualified Offering within five Business Days following the closing of such Qualified Offering. The Company shall provide notice to the Holder of the occurrence of a Change of Control at least five Business Days prior to the closing of such Change of Control. Payment of amounts accelerated pursuant to this subsection (b) shall be made by the Company on or before the fifth Business Day following its receipt of notice from the Holder declaring acceleration.

8. Charges, Taxes and Expenses. Issuance of certificates for equity securities issued upon the conversion of this Note shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

10. Cumulative Rights. No delay on the part of the Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant to this Agreement shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

11. Miscellaneous.

(a) Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, and delivery of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it connection with the Note (without the requirement of a bond) or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b) Payment. All payments under this Note shall be made in lawful tender of the United States. All payments under this Note will be applied first, to any and all costs, expenses or charges then owed by the Company to the Holder pursuant to the terms of this Note, second to accrued and unpaid interest and, third to the unpaid principal balance.

(c) Waivers and Amendments. This Note and the obligations of the Company and the rights of the Holder under this Note may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Majority Holders; provided, however, that no such amendment, waiver, discharge or termination that causes any change in or extension of the time of payment of the principal amount or interest, or the reduction of the rate of interest on, or in any way affects or impairs the obligation of the Company in respect of the principal of or interest on, any Note, or causes any change in the provisions of Section 4 or this Section 11(c) shall be made without the consent of the Holder of such Note. This Note may not be changed, waived, discharged or terminated orally but only by a signed statement in writing. Any amendment, waiver, discharge or termination effected in accordance with this Section 11(c) shall be binding upon each Holder and the Company.

(d) Notices. Any notice, request or other communication required or permitted hereunder shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or by facsimile number furnished to the Company by the last Holder of this Note, who shall furnish an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

(e) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(f) Successors and Assigns. Subject to compliance with applicable federal and state securities laws, this Note and all rights under this Note are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Note, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new notes. Except as otherwise expressly provided in this Note or the Purchase Agreement, the provisions of this Note and the Purchase Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

(g) Usury. All agreements between the Company and the Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance or detention of the money to be loaned under this Note or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term of such indebtedness, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section shall control and supersede every other conflicting provision of all agreements between the Company and the Holder.

(h) Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Acquisition Notes. In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Acquisition Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Acquisition Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(i) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Majority Holders of any breach or default under this Note or any waiver on the part of the Majority Holders of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

(j) Reimbursement of Enforcement Costs. The Company shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys’ fees and court costs, incurred by a single counsel to all of the holders of Acquisition Notes in collecting or otherwise enforcing this Note or in attempting to do any of the foregoing.

(k) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Note are for convenience of reference only and are not to be considered in construing this Note.

(l) Construction. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m) Governing Law. THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officers thereunto duly authorized.

COMPANY: COMVERGE, INC.

By:

Name:

Title:

Address:

Attention: Chief Executive Officer

120 Eagle Rock Avenue, Suite 190

East Hanover, NJ 07936

Fax: (973) 884.3501 fax

With a copy (which shall not constitute notice) to:

Steven M. Tyndall

Fish & Richardson P.C.

111 Congress Avenue, Suite 810

Austin, Texas 78701

Fax: (512) 320-8935